Exhibit 15

May 9, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 9, 2014 on our review of interim financial information of Nabors Industries Ltd. and its subsidiaries (the “Company”) for the three month periods ended March 31, 2014 and March 31, 2013 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2014 is incorporated by reference in its Registration Statement on Form S-8 (Registration Numbers 333-87069-99, 333-11313-99, 333-121908, 333-155291, 333-166598 and 333-184165).

Very truly yours,

/s/ PricewaterhouseCoopers LLP